    AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JANUARY 30, 2001

                                                      REGISTRATION NO. 333-79499
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                            ------------------------


                                 POST-EFFECTIVE

                                 AMENDMENT NO. 1

                                     TO THE

                                    FORM S-3
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                            ------------------------

                           NEXTEL COMMUNICATIONS, INC.
             (Exact Name of Registrant as Specified in Its Charter)


           DELAWARE                                             36-3939651
(State or Other Jurisdiction of                              (I.R.S. Employer
Incorporation or Organization)                            Identification Number)

                            2001 EDMUND HALLEY DRIVE
                             RESTON, VIRGINIA 20191
                                 (703) 433-4000

   (Address, Including Zip Code, and Telephone Number, Including Area Code, of
                    Registrant's Principal Executive Offices)
                            ------------------------

                            LEONARD J. KENNEDY, ESQ.
                    SENIOR VICE PRESIDENT AND GENERAL COUNSEL
                           NEXTEL COMMUNICATIONS, INC.
                            2001 EDMUND HALLEY DRIVE
                             RESTON, VIRGINIA 20191
                                 (703) 433-4000

 (Name, Address, Including Zip Code, and Telephone Number, Including Area Code,
                              of Agent For Service)
                            ------------------------

                                   Copies to:

                              LISA A. STATER, ESQ.
                           JONES, DAY, REAVIS & POGUE
                               3500 SUNTRUST PLAZA
                              303 PEACHTREE STREET
                           ATLANTA, GEORGIA 30308-3242
                                 (404) 521-3939

APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: From time to time following the effective date of this Registration Statement.

     If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [ ]

     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [X]

     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

                            ------------------------

     Deregistration of Zero Coupon Convertible Preferred Stock and Common Stock

          Nextel Communications, Inc. hereby amends its registration statement on Form S-3 (Registration No. 333-79499), filed with the Securities and Exchange Commission on May 28, 1999, as amended by Amendment No. 1, filed with the Commission on July 15, 1999, as amended by Amendment No. 2, filed with the Commission on August 5, 1999, and as amended by Amendment No. 3, filed with the Commission on August 12, 1999 (the "Registration Statement") by deregistering the following:

     -    4,575 shares of its zero coupon convertible preferred stock due 2013;

     - 4,915,806 shares of its common stock into which such shares of the zero coupon convertible preferred stock could be converted; and

     - 1,190 shares of its common stock that were issued as liquidated damages to some holders of the zero coupon convertible preferred stock.

          These shares consist of all the registered shares that were not transferred pursuant to the registration statement.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing this post-effective amendment no. 1 on form S-3 and has duly caused this post-effective amendment no. 1 to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Reston, in the Commonwealth of Virginia, on January 30, 2001.


                               Nextel Communications, Inc.

                               By: /s/ John S. Brittain, Jr.
                                   ---------------------------------------------
                                   John S. Brittain, Jr.
                                   Vice President, Treasurer and Chief Financial Officer


     Pursuant to the requirements of the Securities Act of 1933, this post-effective amendment no. 1 to the registration statement has been signed below by the following persons in the capacities and on the dates indicated:


            NAME                         TITLE                    DATE
            ----                         -----                    ----


             *                  Chairman of the Board
---------------------------     and Director
     Daniel F. Akerson


             *                  President, Chief Executive
---------------------------     Officer and Director
    Timothy M. Donahue


 /s/ John S. Brittain, Jr.      Vice President, Treasurer and
---------------------------     Chief Financial Officer
   John S. Brittain, Jr.        (Principal Financial Officer)


             *                  Vice President and Controller
---------------------------     (Principal Accounting
     William G. Arendt          Officer)


                                Vice Chairman of the Board
---------------------------     and Director
     Morgan E. O'Brien


            *                   Director
---------------------------
       Keith J. Bane


            *                   Director
---------------------------
    William E. Conway, Jr.

            *                   Director
---------------------------
       Frank M. Drendel


            *                   Director
---------------------------
       Craig O. McCaw


            *                   Director
---------------------------
     Dennis M. Weibling


                                Director
---------------------------
         Janet Hill


*Thomas J. Sidman, the undersigned attorney-in-fact, by signing his name hereto, does hereby sign and execute this post-effective amendment no. 1 to this registration statement on behalf of the above indicated officers and directors (constituting a majority of the directors) pursuant to a power of attorney filed with the Securities and Exchange Commission.


   /s/ Thomas J. Sidman         Attorney-in-fact
---------------------------
     *Thomas J. Sidman                                          January 30, 2001